UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2023

LuxUrban Hotels Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 723-7368

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUXH	The Nasdaq Stock Market LLC

Item 3.02 Unregistered Sales of Equity Securities.

On February 13, 2023, LuxUrban Hotels Inc. (the “Company”) entered into an amended Revenue Share Agreement (“RSA”) with its third-party lenders, Greenle Partners LLC Series Alpha P.S and Greenle Partners LLC Series Beta P.S (together, “Greenle”), pursuant to which the Company issued to Greenle an aggregate of 2,457,002 shares of its unregistered common stock in exchange for the termination of the Company’s existing obligations to pay to Greenle an aggregate of $5 million for the last quarter of 2022 and all quarters in 2023 under revenue share rights previously granted to Greenle by the Company with respect to certain of the Company’s properties. The common stock was issued at an effective price of $2.035 per share, which is equal to 110% the last sale market price reported by Nasdaq on February 10, 2023 (the last trading day prior to the date of execution of the RSA), and 119% of the average last sale market prices of the Company’s common stock for the ten consecutive trading day period through and including such date.

As a result of the transaction, the Company’s growth capital is immediately increased by $5 million through the elimination and conversion of such payment obligations. Relatedly, the Company is increasing 2023 EBITDA projections by $5 million.

The shares were issued under an exemption from the registration requirements of the Securities Act of 1933, as amended, and are restricted and cannot be resold by Greenle without such shares being registered for resale under the Act or an exemption from such registration requirements. Under the terms of the RSA, we will file with the Securities and Exchange Commission a registration statement covering the resale of such shares by Greenle.

The Company issued a press release on February 13, 2023 announcing the above-described transactions, and its updated guidance discussed in Item 7.01 above, and such press release is being filed as an exhibit to this Current Report on From 8-K.

Item 7.01 Regulation FD Disclosure

As a result of the transactions described under Item 3.02 above, for the year ending December 31, 2023, the Company is increasing its guidance for net rental revenue to a range of $115 to $120 million, and EBIDTA to a range of $21 to $25 million, an increase from the Company’s prior guidance for net rental revenue in a range of $100 to $110 million, and EBITDA in a range of $16 to $20 million.

The Company also reiterates its previously issued guidance for the year ended December 31, 2022 for net rental revenue in a range of $42 to $46 million and EBITDA in a range of $7 to $9 million.

This guidance is based on, among other factors, the Company’s current business, economic, and public health conditions; the status of its acquisition pipeline and its ability to close on these potential acquisitions; and its current view of forward-looking unit operating metrics.

The information in this report and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to the “Forward Looking Statements” section of the press release filed as an exhibit hereto and the disclosures by the Company in its filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results, including those set forth in its Registration Statement on Form S-1 (No.333-267821), including the section thereof entitled “Risk Factors.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1	Revenue Share Agreement, dated as of February 13, 2023

99.1	Press Release issued on February 13, 2023

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2023	LUXURBAN HOTELS INC.

	By:	/s/ Brian Ferdinand
		Name:	Brian Ferdinand
		Title:	Chief Executive Officer and Chairman

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